AZZ Inc. Appoints Jeff Vellines as President and Chief Operating Officer and Kurt Russell as
Senior Vice President and Chief Strategic Officer
January 23, 2025 - FORT WORTH, TX - AZZ Inc. (NYSE: AZZ), the leading independent provider of hot-dip galvanizing and coil coating solutions in North America, announced today that effective March 1, 2025, Mr. Jeff Vellines will serve as President and Chief Operating Officer of the Precoat Metals business segment. Mr. Kurt Russell, AZZ’s former President and Chief Operating Officer of the Precoat Metals business segment will transition into Senior Vice President and Chief Strategic Officer, where he will focus on several growth initiatives for the Company.
Mr. Vellines joined Precoat Metals in 2011 as Director of Strategic Planning where his primary focus was the integration of Roll Coater which had been acquired by Precoat. He was later promoted to the position of Vice President of Sales in 2013, and again in 2021, when he assumed responsibility for all Commercial Operations at Precoat as Senior Vice President. Most recently Jeff was appointed as President of AZZ Precoat Metals in the first quarter of 2024. Prior to joining Precoat, Jeff held a number of leadership roles at both Roll Coater and Material Sciences Corporation. He has a B.A. in Communications from the University of Illinois, and a M.B.A. from Northwestern’s Kellogg School of Management.
Tom Ferguson, Chief Executive Officer of AZZ, said “We are excited to have Kurt Russell, with his tremendous experience in the metal coatings industry and successful track record leading AZZ Precoat Metals, move into the newly created Chief Strategic Officer role to support our stated objective to grow more aggressively in the coatings space. Jeff Vellines role is being expanded to include Kurt’s current duties as Chief Operating Officer of AZZ Precoat Metals. Both promotions are a testament to our leadership bench strength, commitment to developing great talent, and emphasis on executing our strategic plans.”

About AZZ Inc.
Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as "may," "could," "should," "expects," "plans," "will," "might," "would," "projects," "currently," "intends," "outlook," "forecasts," "targets," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial, and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Forward-looking statements speak only as of the date they are made and are subject to risks that could cause them to differ materially from actual results. Certain factors could affect the outcome of the matters described herein. This press release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand for our products and services, including demand by the construction markets, the industrial markets, and the metal coatings markets. We could also experience additional increases in labor costs, components and raw materials including zinc and natural gas, which are used in our hot-dip galvanizing process; supply-chain vendor delays; customer requested delays of our products or services; delays in additional acquisition opportunities; an increase in our debt leverage and/or interest rates on our debt, of which a significant portion is tied to variable interest rates; availability of experienced management and employees to implement AZZ’s growth strategy; a downturn in market conditions in any industry relating to the products we inventory or sell or the services that we provide; economic volatility, including a prolonged economic downturn or macroeconomic conditions such as inflation or changes in the political stability in the United States and other foreign markets in which we operate; acts of war or terrorism inside the United States or abroad; and other changes in economic and financial conditions. AZZ has provided additional information regarding risks associated with the business, including in Part I, Item 1A. Risk Factors, in AZZ's Annual Report on Form 10-K for the fiscal year ended February 29, 2024, and other filings with the SEC, available for viewing on AZZ's website at www.azz.com and on the SEC's website at www.sec.gov. You are urged to consider these factors carefully when evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations and Company Contact:
David Nark, Senior Vice President of Marketing, Communications, and Investor Relations
AZZ Inc.
(817) 810-0095
www.azz.com

Investor Contact:
Sandy Martin / Phillip Kupper
Three Part Advisors
(214) 616-2207
www.threepa.com

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